POWER OF ATTORNEY

Know all men and women by these presents, that the undersigned hereby authorizes each of
Timothy Conley, CFO of Tumbleweed
Communications Corp., a Delaware corporation (the "Company");
Bernard J.
Cassidy, Secretary of the Company;
Eric C. Schlezinger, Assistant
Secretary of the Company;
Eileen Jachimowicz, Stock Plan Administrator of the Company.

and the successor in office of each of them, to execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or an officer of the Company, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company.

The undersigned hereby grants to such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such acts and things lawfully performed or caused to be performed by each such attorney-in-fact by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each such above-mentioned attorney-in-fact, is serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 5th day of May
2004.

/s/ Denis Brotzel